FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT
AGREEMENT is made as of this 7th day of May, 1998 by and between PERFORMANCE FOOD GROUP COMPANY (the "Borrower"), a
Tennessee corporation whose mailing address is 6800 Paragon Place, Suite 500, Richmond, Virginia 23230, and FIRST UNION
NATIONAL BANK ("First Union"), formerly First Union National
Bank of Virginia, a national banking association, as Administrative
Agent and as the Lender. The Borrower and First Union are parties to a Revolving Credit Agreement dated as of July 8, 1996, as amended by an Amendment No. I to Revolving Credit Agreement dated as of August 28, 1997, as amended by a Second Amendment to Revolving Credit
Agreement dated as of December 15, 1997, and as amended by a Third Amendment to Revolving Credit Agreement dated as of February 28,
1998 (the Revolving Credit Agreement as so amended, the
"Agreement"). The Borrower has requested that First Union amend the Agreement further as herein provided, and First Union is willing to do so upon the terms and conditions set forth herein.
ACCORDINGLY, the Borrower and First Union covenant and agree as follows:

1.	Defined Terms.  Capitalized terms used herein and not
otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.	Maximum Line.  Section 1.36 of the Agreement is
amended to read as follows:

     1.36	"Maximum Line" means $30,000,000.00.

3.	Revolving Line of Credit Note. Section 1.44 of the
Agreement is amended to read as follows:

     1.44	"Revolving  Line of Credit Note" means the Promissory
Note dated May 7, 1998, as the same may be renewed, modified, or extended from time to time, evidencing the obligation of the Borrower to pay First Union National
Bank the principal amount of the Revolving Loans, including the L/C Subline Loans, together with interest thereon, in the amount provided in Section 2 of this Agreement.

4.	Representations and Warranties. To induce First Union
to enter into this Agreement, the Borrower represents and warrants to First Union as follows:

(a)	The Borrower is a corporation duly organized, validly
existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted.
(b)	The Borrower has full corporate power and authority to
enter into this Amendment and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action.
(c)	This Amendment, the Agreement as amended hereby, and
the Revolving, Line of Credit Note constitute the valid and binding obligations of the Borrower enforceable in accordance with their terms.
(d)	There is no charter, bylaw or preference stock provision
of the Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Amendment, the Agreement as amended hereby or the Revolving Line of Credit Note.
(e)	The consolidated balance sheet of the Borrower as of
December 31, 1997 and the related consolidated statements of earnings, shareholders' equity and cashflows for the period then ended certified by KPMG Peat Marwick, LLP, heretofore delivered to First Union, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries and the results of their operations and cashflows as of the date and for the period referred to therein and have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition or operations of the Borrower and its Subsidiaries since the date of said balance sheet and there has been no other material adverse change in the Borrower and its Subsidiaries.
(f)	No Event of Default has occurred and no event has
occurred and no condition exists which with the giving of notice or the lapse of time or both would constitute such an Event of Default. No consent of any other person not previously received and no consent or authorization of, filing with or other act by or with respect to any governmental authority is required in connection with the execution, delivery or performance by the Borrower of, or the validity or enforceability of this Fourth Amendment, the validity or enforceability of the Agreement as amended hereby or the validity or enforceability of the Revolving Line of Credit Note.
(g)	Each of the representations and warranties contained in
Sections 3.7 through 3.21 of the Agreement is true and correct with the same effect as though such representation was made as of the date of this Amendment.

5.	Prior Agreement. Except as otherwise expressly
amended by this Amendment, the Agreement	is and
shall continue to be in fall force and effect in accordance with its terms.

The Borrower	and First Union further covenant and agree that each
reference in any note, agreement or other document to the Agreement shall be deemed to refer to the Agreement as amended by this Fourth Amendment and as it may be amended from time to time hereafter.

6. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Performance Food Group Company and First Union National Bank have caused this Amendment to be executed by their duly authorized officers, all as of the date first above written.

PERFORMANCE FOOD GROUP COMPANY
By : /s/ Roger L. Boeve
	    Roger L. Boeve
Its : Executive Vice President



FIRST UNION NATIONAL BANK

By  : /s/ Bonnie A. Banks
     	Bonnie A. Banks
Its : Vice President

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